Exhibit 99.2

CINEDIGM CLOSES FIRST TRANCHE OF AGREEMENT TO ACQUIRE 29% STAKE

IN LEADING CHINESE ENTERTAINMENT COMPANY STARRISE MEDIA

LOS ANGELES, February 18, 2020 (GLOBE NEWSWIRE) -- Cinedigm Corp. (NASDAQ: CIDM) today announced the Company has closed on a portion of the transactions contemplated by the Stock Purchase Agreement signed on Friday, December 27, 2019 to acquire approximately 29% of the outstanding equity of leading Chinese entertainment company Starrise Media Holdings Limited (Starrise) (1616. HK) from two existing holders in an all-stock transaction valued at approximately US$68 million (1.). On February 14, 2020, the Company closed on the purchase of 162,162,162 Starrise shares and issued 21,646,604 shares of Common Stock as consideration on February14, 2020, and expects to close on the remainder of the Starrise shares as soon as practicable.

Starrise’s ordinary shares are listed on the main board of the Stock Exchange of Hong Kong Limited. In calendar year 2018, Starrise reported approximately US $139 million in total revenues and gross profits of US $31 million, a 97% increase from 2017 revenues and 196% increase in gross profits. Cash and cash equivalents at the end of calendar year 2018 were approximately US $41 million. In the first half of calendar year 2019, the company reported revenues of approximately US $67 million and gross profits of US $19 million, a 11% increase in revenues and 104% increase in gross profits. Cash & cash equivalents at the end of the first half of calendar year 2019 were approximately US$35 million. (2.)

Starrise’ Film/TV business segment mainly invests in film, television and other short form content. Starrise distributes film content theatrically and to all key media platforms in China and is committed to significantly growing its investment in entertainment content for the rapidly expanding Chinese theatrical and digital marketplaces. Recent prominent film investments by Starrise include The Wandering Earth, one of the most successful Chinese films ever released, generating almost US $700 million at the box office in China in 2019 and The Grandmaster of Kung Fu, a successful internet-released action movie.

Notes: (1.) Based on the closing price of Starrise (HK1616) of HK$1.29 per share on February 13, 2020.

(2.) Calculated at an exchange rate of 6.9 Chinese Yuan to 1 US dollar

ABOUT CINEDIGM

Since inception, Cinedigm (NASDAQ: CIDM) has been a leader at the forefront of the digital transformation of content distribution. Adjusting to the rapidly transforming business needs of today’s entertainment landscape, Cinedigm remains a change-centric player focused on providing content, channels and services to the world’s largest media, technology and retail companies. Cinedigm’s Content and Networks groups provide original and aggregated programming, channels and services that entertain consumers globally across hundreds of millions of devices. For more information, visit www.cinedigm.com.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-G]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "could," "might," "believes," "seeks," "estimates" or similar expressions. In addition, any statements concerning completion of the transactions described in this document, future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contact

Cinedigm
Jill Newhouse Calcaterra
310-466-5135
jcalcaterra@cinedigm.com